Exhibit 99.1

For Immediate Release

Newtek Announces Agreement with Discover Financial Services

New York, N.Y. – June 25, 2007 – Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that its electronic payment processing division, under the NewtekTM brand, has entered into a merchant acquiring agreement with Discover Financial Services, a business unit of Morgan Stanley (NYSE:MS). Newtek is one of the first business solutions providers to implement and market such an agreement with Discover.

This agreement will allow Newtek Electronic Payment Processing to offer an integrated payment card processing package that includes Discover Network card acceptance to all of its customers. Under the terms of the agreement, Newtek Electronic Payment Processing will offer small to mid-sized businesses the convenience of consolidated statements, combined settlement, and customer service. Newtek Electronic Payment Processing will have full responsibility for pricing, processing, settlement, risk management and customer service for the customer accounts.

Barry Sloane, Chairman and CEO of Newtek Business Services, stated “We are pleased that Discover Network has chosen Newtek as one of its early distributors for their new marketing initiative. We value our relationship with Discover Network as a supplier and partner to small businesses throughout the United States. Discover Network has chosen us for our ability to distribute its product to our new and existing client base and we are thrilled to participate in their new offering.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the NewtekTM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll Services: Payroll management processing to employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com